Exhibit 99.1

PRELIMINARY COPY—SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date.

Brookfield Homes Corporation	INTERNET http://www.proxyvoting.com/bhs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
69583	69599

▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS IN THIS PARAGRAPH UNLESS OTHERWISE STATED IN THE PROXY STATEMENT.

Please mark your votes as indicated in this example	☒

		FOR	AGAINST	ABSTAIN

1.	Approval and adoption of the Agreement and Plan of Merger and Contribution, dated as of October 4, 2010, among Brookfield Homes Corporation, Brookfield Residential Properties Inc., Brookfield Residential Acquisition Corp. and Brookfield Properties Corporation, as more particularly described in the accompanying Proxy Statement.	☐	☐	☐	The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said Special Meeting and the proxy statement accompanying said notice.

2.	In their discretion, the proxies are authorized to vote in accordance with their judgment on other business properly brought before the Special Meeting or any adjournment.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

You can now access your Brookfield Homes Corporation account online.

Access your Brookfield Homes Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Brookfield Homes Corporation, now makes it easy and convenient to get current information on your shareholder account.

PRELIMINARY COPY—SUBJECT TO COMPLETION

•View account status	•View payment history for dividends
•View certificate history	•Make address changes
•View book-entry information	•Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance, Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

BROOKFIELD HOMES CORPORATION

SPECIAL MEETING OF STOCKHOLDERS [            ], 2010

PROXY

COMMON STOCK

Brookfield Homes Corporation

8500 Executive Park Avenue, Suite 300, Fairfax, VA, 22031

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints Robert L. Stelzl and Ian G. Cockwell, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side of this card on each of the following matters, all shares of Common Stock of Brookfield Homes Corporation (the “Company”), held of record by the undersigned at the close of business on [            ], 2010, at the Special Meeting of Stockholders to be held on [            ] 2010, or any adjournments thereof.

PLEASE SIGN AND DATE ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

WO #	Fulfillment #
69583	69599